EXHIBIT 4.4

                      RESALE REGISTRATION RIGHTS AGREEMENT

                                     BETWEEN

                               INFOCROSSING, INC.

                                       AND

                              LEHMAN BROTHERS INC.





                            DATED AS OF JUNE 30, 2004




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                                TABLE OF CONTENTS

                                                                           PAGE

1.       Definitions.........................................................1

2.       Shelf Registration..................................................3

3.       Additional Amounts..................................................5

4.       Registration Procedures.............................................6

5.       Registration Expenses..............................................13

6.       Indemnification and Contribution...................................14

7.       Rule 144A..........................................................17

8.       Participation in Underwritten Registrations........................17

9.       Miscellaneous......................................................18





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     RESALE REGISTRATION RIGHTS AGREEMENT, dated as of June 30, 2004, between
Infocrossing, Inc., a Delaware corporation (the "COMPANY"), and Lehman Brothers Inc.(the "INITIAL PURCHASER").

     Pursuant to the Purchase Agreement, dated June 24, 2004, between the Company and the Initial Purchaser (the "PURCHASE AGREEMENT"), the Initial Purchaser has agreed to purchase from the Company $60,000,000 ($72,000,000 if the Initial Purchaser exercises its option thereunder in full) in aggregate principal amount at maturity of the Company's 4.00% Convertible Senior Notes due 2024 (the "Notes"). The Notes will be convertible into fully paid, nonassessable shares of common stock, no par value (the "CONVERSION SHARES"), of the Company on the terms, and subject to the conditions, set forth in the Indenture (as defined herein). To induce the Initial Purchaser to purchase the Notes, the Company has agreed to provide the registration rights set forth in this Agreement pursuant to Section 3(k) of the Purchase Agreement.

     The parties hereby agree as follows:

     1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

          ADDITIONAL INTEREST: As defined in Section 3(a) hereof.

          ADDITIONAL INTEREST PAYMENT DATE: Each Interest Payment Date.

          AFFILIATE: As such term is defined in Rule 405 under the Securities
     Act.

          AGREEMENT: This Resale Registration Rights Agreement, as amended, modified or otherwise supplemented from time to time in accordance with the terms hereof.

          BLUE SKY APPLICATION: As defined in Section 6(a) hereof.

          BROKER-DEALER: Any broker or dealer registered under the Exchange Act.

          BUSINESS DAY: A day other than a Saturday or Sunday or any day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

          CLOSING DATE: The date of this Agreement.

          COMMISSION: Securities and Exchange Commission.

          COMPANY: As defined in the preamble hereto.

          CONVERSION SHARES: As defined in the preamble hereto.

          EFFECTIVENESS PERIOD: As defined in Section 2(a)(iii) hereof.

          EFFECTIVENESS TARGET DATE: As defined in Section 2(a)(ii) hereof.

          EXCHANGE ACT: Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

          HOLDER: A Person who owns, beneficially or otherwise, Transfer Restricted Securities.

          INDEMNIFIED HOLDER: As defined in Section 6(a) hereof.

          INDENTURE: The Indenture, dated as of June 30, 2004, between the Company, and Wells Fargo Bank, National Association, as trustee, pursuant to which the Notes are to be issued, as such Indenture is amended, modified or supplemented from time to time in accordance with the terms thereof.

          INITIAL PURCHASER: As defined in the preamble hereto.

          INTEREST PAYMENT DATE: As defined in the Indenture.

          MAJORITY OF HOLDERS: Holders holding over 50% in aggregate principal amount of the Notes outstanding at the time of determination in question; provided, however, that, for the purpose of this definition, a holder of Conversion Shares which constitute Transfer Restricted Securities when issued upon conversion of Notes shall be deemed to hold an aggregate principal amount of Notes (in addition to the principal amount of Notes held by such holder) equal to the product of (x) the number of such Conversion Shares held by such holder and (y) the prevailing conversion price, such prevailing conversion price as determined in accordance with
     Section 12 of the Indenture.

          NASD: National Association of Securities Dealers, Inc.

          NOTES: As defined in the preamble hereto.

          PERSON: An individual, partnership, corporation, unincorporated organization, limited liability company, trust, joint venture or a government or agency or political subdivision thereof.

          PROSPECTUS: The prospectus included in a Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

          PURCHASE AGREEMENT: As defined in the preamble hereto.

          QUESTIONNAIRE: As defined in Section 2(b) hereof.

          QUESTIONNAIRE DEADLINE: As defined in Section 2(b) hereof.

          RECORD HOLDER: With respect to any Additional Interest Payment Date, each Person who is a Holder of Transfer Restricted Securities that are Notes on the record date with respect to the Interest Payment Date on which such Additional Interest Payment Date shall occur.

          REGISTRATION DEFAULT: As defined in Section 3(a) hereof.

          SALE NOTICE: As defined in Section 4(e) hereof.

          SECURITIES ACT: Securities Act of 1933, as amended, and the rules and resolutions of the Commission thereunder.

          SHELF FILING DEADLINE: As defined in Section 2(a)(i) hereof.

          SHELF REGISTRATION STATEMENT: As defined in Section 2(a)(i) hereof.

          SUSPENSION NOTICE. As defined in Section 4(c) hereof.

          SUSPENSION PERIOD. As defined in Section 4(b)(i) hereof.

          TIA: Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder, in each case, as in effect on the date the Indenture is qualified under the TIA.

          TRANSFER RESTRICTED SECURITIES: Each Note and each Conversion Share issued upon conversion of the Notes until the earliest to occur of:

          (A) the date on which such Note or such Conversion Share issued upon conversion has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; and

          (B) the date on which such Note or such Conversion Share issued upon conversion ceases to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

          TRUSTEE: As defined in Section 1.1 of the Indenture.

          UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING: A registration in which Notes or Conversion Shares are sold to an underwriter for reoffering to the public.

     2. Shelf Registration.

     (a) The Company shall:

          (i) not later than 15 days after the date hereof (the "SHELF FILING DEADLINE"), cause to be filed a registration statement pursuant to Rule 415 under the Securities Act (together with any amendments thereto, and including any documents incorporated by reference therein, the "SHELF REGISTRATION STATEMENT"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities held by Holders that have provided the information required pursuant to the terms of Section 2(b) hereof;

          (ii) use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the Commission not later than 120 days after the date hereof (the "EFFECTIVENESS TARGET DATE"); and

          (iii) keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 4(b) hereof to the extent necessary to ensure that (A) it is available for resales by the Holders of Transfer Restricted Securities entitled to the benefit of this Agreement and (B) conforms with the requirements of this Agreement and the Securities Act, for a period (the "EFFECTIVENESS PERIOD") that will terminate upon the earliest of (x) the second anniversary of the effective date of the Shelf Registration Statement, (y) when all Transfer Restricted Securities registered under the Shelf Registration Statement have been sold in accordance with it and (z) when all Transfer Restricted Securities have ceased to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

     (b) To have its Transfer Restricted Securities included in the Shelf Registration Statement pursuant to this Agreement, each Holder shall complete the Selling Securityholder Notice and Questionnaire, the form of which is contained in Exhibit A to this Agreement (the "QUESTIONNAIRE"). The Company shall mail the Questionnaire to each Holder not less than 20 Business Days (but not more than 40 Business Days) prior to the time the Company intends in good faith to have the Shelf Registration Statement declared effective by the Commission. Holders are required to complete and deliver the Questionnaire to the Company prior to or on the 20th Business Day after the date of a written request therefor by the Company (which request shall include a copy of the Questionnaire) (such deadline, the "QUESTIONNAIRE DEADLINE"). Holders that do not complete and deliver the Questionnaire will not be named as selling securityholders in the Prospectus. Prior to such time, each Holder may complete the Questionnaire and deliver it to the Company prior to such request and, as a result, shall be entitled to have its Transfer Restricted Securities included in the initial Shelf Registration Statement filed with the Commission. In addition, upon receipt of written request for additional information from the Company, each Holder who intends to be named as a selling securityholder in the Shelf Registration Statement shall furnish to the Company in writing, within 20 Business Days after such Holder's receipt of such request, such additional information regarding such Holder and the proposed distribution by such Holder of its Transfer Restricted Securities, in connection with the Shelf Registration Statement or Prospectus or Preliminary Prospectus included therein and in any application to be filed with or under state securities law, as the Company may reasonably request. In connection with all such requests for information from Holders of Transfer Restricted Securities, the Company shall notify such Holders of the requirements set forth in this paragraph regarding their obligation to provide the information requested pursuant to this Section. Each Holder as to which the Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make information previously furnished to the Company by such Holder not materially misleading. Upon receipt of a completed Questionnaire after the Questionnaire Deadline, the Company will as promptly as practicable, but in any event within 10 Business Days of receipt, file any amendments or supplements to the Shelf Registration Statement to allow such Holder to be named as a selling Holder in the Prospectus included therein; provided, however, that the Company shall not be obligated to file (i) more than one such pre-effective amendment or supplement for all Holders during any fiscal quarter and (ii) more than one post-effective amendment for all Holders during any semi-annual period, and provided further, in all such cases involving supplements or amendments (whether pre-effective or post-effective), the Company shall only be obligated to make a filing when the principal amount of Notes to be included in such amendment or supplement is more than $1 million.

     3. Additional Interest.

     (a) The Company and the Initial Purchaser agree that the Holders of Transfer Restricted Securities will suffer damages if the Company fails to fulfill its obligations under Section 2 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if:

          (i) the Shelf Registration Statement is not filed with the Commission prior to or on the Shelf Filing Deadline;

          (ii) the Shelf Registration Statement has not been declared effective by the Commission prior to or on the Effectiveness Target Date;

          (iii) except as provided in Section 4(b)(i) hereof, the Shelf Registration Statement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without such disability being cured within five Business Days by an effective post-effective amendment to the Shelf Registration Statement, a supplement to the Prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that cures such failure; or

          (iv) (A) prior to or on the 45th or 60th day, as the case may be, of any Suspension Period (as such term is defined herein), such suspension has not been terminated or (B) Suspension Periods exceed an aggregate of 90 days in any 360 day period,

     (each such event referred to in foregoing clauses (i) through (iv), a "REGISTRATION DEFAULT"), the Company hereby agrees to pay additional interest ("ADDITIONAL INTEREST") with respect to the Transfer Restricted Securities that are Notes from and including the day following the Registration Default to but excluding the day on which the Registration Default has been cured, accruing at the following rate:

               (i) with respect to the first 90-day period during which a Registration Default shall have occurred, 0.25% per annum of the principal amount of the Notes;

               (ii) with respect to the period commencing on the 91st day following the day the Registration Default shall have occurred to the second anniversary of the Closing Date, 1.00% per annum of the principal amount of the Notes;

               (iii) with respect to the period commencing on the second anniversary of the Closing Date to the third anniversary of the Closing Date, 3.00% per annum of the principal amount of the Notes; and

               (iv) thereafter the rate of Additional Interest shall increase annually by 2.00 percentage points on each anniversary of the Closing Date, commencing with the third anniversary (for purposes of illustration, the rate of Additional Interest would increase to 9.00% per annum of the principal amount of the Notes on the fifth anniversary of the Closing Date).

     No Additional Interest shall be payable on any Notes that have been converted into shares of our common stock. A Holder will not be entitled to Additional Interest unless it has provided all information requested by the Questionnaire prior to the deadline specified therein. Following the cure of all Registration Defaults relating to any particular Notes, the accrual of Additional Interest with respect to such Notes shall cease.

     (b) So long as any Notes remain outstanding, the Company shall notify the Trustee within two Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid. Any amounts of Additional Interest due pursuant to clause (a) of this Section 3 will be payable in cash semi-annually in arrears on each Additional Interest Payment Date, commencing with the first such date occurring after any such Additional Interest commences to accrue, to Holders to whom regular interest is payable on such Additional Interest Payment Date with respect to Notes that are Transfer Restricted Securities. All accrued Additional Interest shall be paid by the Company to Record Holders of Transfer Restricted Securities that are Notes on each Additional Interest Payment Date by wire transfer of immediately available funds or by federal bank check. The Company agrees to deliver all notices, certificates and other documents contemplated by the Indenture in connection with the payment of Additional Interest.

     All obligations of the Company set forth in this Section 3 that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

     The Additional Interest set forth above shall be the exclusive monetary remedy available to the Holders of Transfer Restricted Securities for such Registration Default.

     4. Registration Procedures.

     (a) In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of Section 4(b) hereof and shall use its commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto, shall as expeditiously as possible prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Securities Act.

     (b) In connection with the Shelf Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities, the Company shall:

          (i) Subject to any notice by the Company in accordance with this
     Section 4(b) of the existence of any fact or event of the kind described in
     Section 4(b)(iii)(D), keep the Shelf Registration Statement continuously effective during the Effectiveness Period; upon the occurrence of any event that would cause the Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not be effective and usable for the resale of Transfer Restricted Securities during the Effectiveness Period, the Company shall file promptly an appropriate amendment to the Shelf Registration Statement, a supplement to the Prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its commercially reasonable efforts to cause such amendment to be declared effective and the Shelf Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter. Notwithstanding the foregoing, the Company may suspend the effectiveness of the Shelf Registration Statement by written notice to the Holders for a period not to exceed an aggregate of 45 days in any 90-day period (each such period, a "SUSPENSION PERIOD"), and not to exceed an aggregate of 90 days in any 360-day period, if:

                                    (x) an event occurs and is continuing as a
                           result of which the Shelf Registration Statement would, in the Company's judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                                    (y) the Company reasonably determines that
                           the disclosure of such event at such time would have a material adverse effect on the business of the Company and its subsidiaries taken as a whole;

     provided that in the event the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the Company's ability to consummate such transaction, the Company may extend a Suspension Period from 45 days to 60 days during any 90-day period.

          (ii) Prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Shelf Registration Statement or supplement to the Prospectus.

          (iii) Advise the selling Holders promptly (but in any event within five Business Days) and, if requested by such Persons, to confirm such advice in writing:

               (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective,

               (B) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto,

               (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or

               (D) of the existence of any fact or the happening of any event, during the Effectiveness Period, that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading.

          If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time and will provide to the Initial Purchaser and each Holder who is named in the Shelf Registration Statement prompt notice of the withdrawal of any such order.

          (iv) Furnish to each of the selling Holders before filing with the Commission, a copy of the Shelf Registration Statement and copies of any Prospectus included therein or any amendments or supplements to the Shelf Registration Statement or Prospectus (other than documents incorporated by reference after the initial filing of the Shelf Registration Statement), which documents will be subject to the review of such holders for a period of at least ten Business Days (in the case of the Shelf Registration Statement and Prospectus) and two Business Days (in the case of any amendment or supplement thereto), and the Company will not file the Shelf Registration Statement or Prospectus or any amendment or supplement to the Shelf Registration Statement or Prospectus (other than documents incorporated by reference) to which a selling Holder of Transfer Restricted Securities covered by the Shelf Registration Statement shall reasonably object prior to the filing thereof.

          (v) Make available at reasonable times for inspection by one or more representatives of the selling Holders, designated in writing by a Majority of Holders whose Transfer Restricted Securities are included in the Shelf Registration Statement, and any attorney or accountant retained by such selling Holders all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the Company's officers, directors, managers and employees to supply all information reasonably requested by any such representative or representatives of the selling Holders, attorney or accountant in connection with the Shelf Registration Statement after the filing thereof and before its effectiveness, provided, however, that any information designated by the Company as confidential at the time of delivery of such information shall be kept confidential by the recipient thereof.

          (vi) If requested by any selling Holders as promptly as practicable incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders may reasonably request to have included therein, including, without limitation: (1) information relating to the "Plan of Distribution" of the Transfer Restricted Securities, (2) information with respect to the principal amount of Notes or number of Conversion Shares being sold, (3) the purchase price being paid therefor and (4) any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; provided, however, that with respect to any information requested for inclusion by a selling Holder, this clause (vi) shall apply only to information that relates to the Transfer Restricted Securities to be sold by such selling Holder; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

          (vii) Furnish to each selling Holder without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto (and any documents incorporated by reference therein or exhibits thereto (or exhibits incorporated in such exhibits by reference) as such Person may request).

          (viii) Deliver to each selling Holder without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; subject to any notice by the Company in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)
     (D), the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.

          (ix) The Company shall:

               (A) upon request, furnish to each selling Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings for selling security holders, upon the date of closing of any sale of Transfer Restricted Securities in an Underwritten Registration:

          1. a certificate, dated the date of such closing, signed by the Chief Financial Officer of the Company confirming, as of the date thereof, matters of the type set forth in Section 5(h) of the Purchase Agreement and such other matters as such parties may reasonably request;

          2. opinions, each dated the date of such closing, of counsel to the Company covering such of the matters as are customarily covered in legal opinions to underwriters in connection with underwritten offerings of securities; and

          3. customary comfort letters, dated the date of such closing, from the Company's independent accountants in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings of securities;

               (B) set forth in full in the underwriting agreement, if any, indemnification provisions and procedures which provide rights no less protective than those set forth in Section 6 hereof with respect to all parties to be indemnified; and

               (C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the selling Holders pursuant to this clause (ix).

          (x) Before any public offering of Transfer Restricted Securities, cooperate with the selling Holders, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions in the United States as the selling Holders may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required (A) to register or qualify as a foreign corporation or a dealer of securities where it is not now so qualified or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject or (B) to subject itself to taxation in any such jurisdiction if it is not now so subject.

          (xi) Cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws); and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders may request at least two Business Days before any sale of Transfer Restricted Securities.

          (xii) Use its commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities.

          (xiii) Subject to Section 4(b)(i) hereof, if any fact or event contemplated by Section 4(b)(iii)(D) hereof shall exist or have occurred, to prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

          (xiv) Provide CUSIP numbers for all Transfer Restricted Securities not later than the effective date of the Shelf Registration Statement and provide the Trustee under the Indenture with certificates for the Notes that are in a form eligible for deposit with The Depository Trust Company.

          (xv) Cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation that is required to be retained in accordance with the rules and regulations of the NASD.

          (xvi) Otherwise comply with all applicable rules and regulations of the Commission and all reporting requirements under the Exchange Act.

          (xvii) Cause the Indenture to be qualified under the TIA not later than the effective date of the Shelf Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and cause the Trustee thereunder to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

          (xviii) Cause all Transfer Restricted Securities covered by the Shelf Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed or quoted.

          (xix) Provide to each Holder upon written request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act after the effective date of the Shelf Registration Statement.

          (xx) If requested by the underwriter(s), make appropriate officers of the Company available to the underwriter(s) for meetings with prospective purchasers of the Transfer Restricted Securities and prepare and present to potential investors customary "road show" or marketing materials in a manner consistent with other new issuances of other securities similar to the Transfer Restricted Securities.

     (c) Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice (a "SUSPENSION NOTICE") from the Company of the existence of any fact of the kind described in Section 4(b)(iii)(D) hereof, such Holder will discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement until:

          (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 4(b)(xiii) hereof; or

          (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

     If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice of suspension.

     (d) Each Holder who intends to be named as a selling Holder in the Shelf Registration Statement shall complete the Questionnaire and deliver it to the Company within 20 Business Days after the date of a written request therefor by the Company (which request shall include a copy of the Questionnaire). Prior to such time, each Holder may complete the Questionnaire and deliver it to the Company prior to such request and, as a result, shall be entitled to have its Transfer Restricted Securities included in the initial Shelf Registration Statement filed with the Commission. Holders who do not complete the Questionnaire and deliver it to the Company shall not be eligible to be named as selling securityholders in the Prospectus or preliminary Prospectus included in the Shelf Registration Statement and, therefore, shall not be permitted to sell any Transfer Restricted Securities pursuant to the Shelf Registration Statement. Thereafter, upon receipt of a completed Questionnaire, the Company shall as promptly as practicable, but in any event within ten Business Days of receipt of such Questionnaire, file any amendments or supplements to the Shelf Registration Statement to allow such Holder to be named as a selling Holder in the Prospectus included therein; provided, however, that the Company shall not be obligated to file (i) more than one such pre-effective amendment or supplement for all Holders during any fiscal quarter and (ii) more than one post-effective amendment for all Holders during any semi-annual period, and provided further, in all such cases involving supplements or amendments (whether pre-effective or post-effective), the Company shall only be obligated to make a filing when the principal amount of Notes to be included in such amendment or supplement is more than $1 million. Any period of time during which the Shelf Registration Statement or the related Prospectus ceases to be effective solely as a result of our compliance with the provisions of the preceding sentence shall not constitute a suspension of the Holder's use of the Prospectus by the Company and shall not diminish, in any way, the Company's ability to suspend the Holder's use of such Prospectus for a reasonable period not to exceed 45 days in any 90-day period or an aggregate of 90 days in any 360-day period as described herein. In addition, each Holder who intends to be named as a selling Holder in the Shelf Registration Statement shall promptly respond to the Company by providing such other information as the Company may from time to time reasonably request in writing regarding the Holder and the proposed distribution by such Holder of its Transfer Restricted Securities in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein.

     (e) Upon the effectiveness of the Shelf Registration Statement, each Holder shall provide the Company with a notice, in substantially the form attached to the offering memorandum as Exhibit 1 to Annex A, to the Trustee and the Company, at least three Business Days prior to any intended distribution of Transfer Restricted Securities pursuant to the Shelf Registration Statement (a "SALE NOTICE"), which notice shall be effective for five Business Days. Each Holder of Transfer Restricted Securities, by accepting the same, agrees to hold any communication by the Company in response to a Sale Notice in confidence.

     5. Registration Expenses.

     (a) All expenses incident to the Company's performance of or compliance with this Agreement shall be borne by the Company regardless of whether a Shelf Registration Statement becomes effective, including, without limitation:

          (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holders with the NASD);

          (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws;

          (iii) all expenses of printing (including printing of Prospectuses and certificates for Conversion Shares to be issued upon conversion of the Notes), messenger and delivery services and telephone;

          (iv) all fees and disbursements of counsel to the Company and, subject to Section 5(b) below, the Holders of Transfer Restricted Securities;

          (v) all application and filing fees in connection with listing (or authorizing for quotation) the Conversion Shares on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

          (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

     The Company shall bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

     (b) In connection with the Shelf Registration Statement required by this Agreement, including any amendment or supplement thereto, and any other documents delivered to any Holders, the Company shall reimburse the Initial Purchaser and the Holders of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel (including local counsel), which shall be Simpson Thacher & Bartlett LLP, or such other counsel as may be chosen by a Majority of Holders for whose benefit the Shelf Registration Statement is being prepared. The Company shall not be required to pay any underwriting discount, commission or similar fee related to the sale of any securities.

     6. Indemnification and Contribution.

     (a) The Company shall indemnify and hold harmless each Holder, such Holder's officers, directors and employees and each person, if any, who controls such Holder within the meaning of the Securities Act (each, an "INDEMNIFIED HOLDER"), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to resales of the Transfer Restricted Securities), to which such Indemnified Holder may become subject, insofar as any such loss, claim, damage, liability or action arises out of, or is based upon:

          (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Shelf Registration Statement or Prospectus or any amendment or supplement thereto or (B) any blue sky application or other document or any amendment or supplement thereto prepared or executed by the Company (or based upon written information furnished by or on behalf of the Company expressly for use in such blue sky application or other document or amendment on supplement) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Transfer Restricted Securities under the securities law of any state or other jurisdiction (such application or document being hereinafter called a "BLUE SKY APPLICATION"); or

          (ii) the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Indemnified Holder promptly upon demand for any legal or other expenses reasonably incurred by such Indemnified Holder in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, (A) any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or Prospectus or amendment or supplement thereto or Blue Sky Application or other document referred to in Section 6(a)(i) hereof in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Holder (or its related Indemnified Holder) specifically for use therein or (B) the failure by the Holder or Indemnified Holder to deliver to any purchaser of its Transfer Restricted Securities the Prospectus and any supplement or amendment thereto in the form provided to such Holder or Indemnified Holder by the Company if such Holder is required to so deliver pursuant to the prospectus delivery requirements of the Securities Act. The Company shall not be liable to the Holder under the indemnity agreement in this Section 6(a) to the extent, but only to the extent, that (1) such loss, claim, damage or liability arises out of, or is based upon, an untrue statement of a material fact or an omission of a material fact contained in a preliminary Prospectus, which untrue statement or omission was completely corrected in the final Prospectus and (2) the Company sustains the burden of proving that the Holder sold Notes to the person alleging such loss, claim, damage or liability without sending or giving, at or prior to written confirmation of such sale, a copy of the final Prospectus and (3) the Company had previously furnished sufficient quantities of the final Prospectus to the Holder within a reasonable amount of time prior to such sale or such confirmation and (4) the Holder failed to deliver the final Prospectus to purchasers to whom the Holder initially resold Notes, and such delivery would have been a complete defense against the person asserting such loss, claim, damage or liability. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Indemnified Holder.

     (b) Each Holder, severally and not jointly, shall indemnify and hold harmless the Company, its officers, directors and employees and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such officer, director, employee or controlling person may become subject, insofar as any such loss, claim, damage or liability or action arises out of, or is based upon:

          (i) any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or Prospectus or any amendment or supplement thereto or any Blue Sky Application or other document referred to in Section 6(a)(i) hereof; or

          (ii) the omission or the alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder (or its related Indemnified Holder) specifically for use therein, and shall reimburse the Company and any such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company or any such officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Holder may otherwise have to the Company and any such officer, director, employee or controlling person.

     (c) Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that a Majority of Holders shall have the right to employ a single counsel to represent jointly a Majority of Holders and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by a Majority of Holders against the Company under this Section 6, if a Majority of Holders be one or more legal defenses available to them and their respective officers, employees and controlling persons that are different from or additional to those available to the Company and its officers, directors, employees and controlling persons, the fees and expenses of a single separate counsel shall be paid by the Company. No indemnifying party shall:

          (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or

          (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) If the indemnification provided for in this Section 6 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability (or action in respect thereof) referred to therein, each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability (or action in respect thereof):

          (i) in such proportion as is appropriate to reflect the relative benefits received by the Company from the offering and sale of the Transfer Restricted Securities on the one hand and a Holder with respect to the sale by such Holder of the Transfer Restricted Securities on the other, or

          (ii) if the allocation provided by clause (6)(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect thereof), as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and a Holder on the other with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under the Purchase Agreement (before deducting expenses) received by the Company on the one hand, bear to the total proceeds received by such Holder with respect to its sale of Transfer Restricted Securities on the other. The relative fault of the parties shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Holders on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder agree that it would not be just and equitable if the amount of contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6 shall be deemed to include, for purposes of this Section 6, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 6, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Transfer Restricted Securities purchased by it were resold exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute as provided in this Section 6(d) are several and not joint.

     7. Rule 144A.

     In the event the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

     8. Participation in Underwritten Registrations.

     No Holder may participate in any Underwritten Registration hereunder unless such Holder:

          (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements; and

          (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

     9. Selection of Underwriters.

     The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by a Majority of Holders whose Transfer Restricted Securities are included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company.

     10. Miscellaneous.

     (A) REMEDIES. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Initial Purchaser or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (B) ADJUSTMENTS AFFECTING TRANSFER RESTRICTED SECURITIES. The Company shall not, directly or indirectly, take any action with respect to the Transfer Restricted Securities as a class that would adversely affect the ability of the Holders of Transfer Restricted Securities to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

     (C) NO INCONSISTENT AGREEMENTS. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. In addition, the Company shall not grant to any of its security holders (other than the Holders of Transfer Restricted Securities in such capacity) the right to include any of its securities in the Shelf Registration Statement provided for in this Agreement other than the Transfer Restricted Securities. The Company has not previously entered into any agreement (which has not expired or been terminated) granting any registration rights with respect to its securities to any Person which rights conflict with the provisions hereof.

     (D) AMENDMENTS AND WAIVERS. This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Company has obtained the written consent of a Majority of Holders or such greater percentage of the Holders as required by the Indenture.

     (E) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, facsimile transmission, or air courier guaranteeing overnight delivery:

          (i) if to a Holder, at the address set forth on the records of the registrar under the Indenture or the transfer agent of the Conversion Shares, as the case may be; and

          (ii) if to the Company:

                          Infocrossing, Inc.
                          2 Christie Heights Street
                          Leonia, New Jersey 07605
                          Attn: General Counsel
                          Tel: (201) 840-4700
                          Fax: (201) 840-7126

                          With a copy to:

                          Latham & Watkins LLP
                          885 Third Avenue
                          Suite 1000
                          New York, New York 10022
                          Attn:  Robert A. Zuccaro
                          Tel:  (212) 906-1295
                          Fax:  (212) 751-4864

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if transmitted by facsimile; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

     (F) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that (i) this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder and (ii) nothing contained herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities, in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

     (G) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (H) SECURITIES HELD BY THE COMPANY OR ITS AFFILIATES. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     (I) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (J) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

     (K) SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (L) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
                                 INFOCROSSING, INC.


                                 By:   /s/ NICHOLAS J. LETIZIA
                                      -------------------------
                                 Name: Nicholas J. Letizia
                                 Title: Senior Vice President, General Counsel and Secretary




                                 LEHMAN BROTHERS INC.


                                 By:    /s/ JOSEPH C. CASTLE
                                       ----------------------------
                                 Name: Joseph C. Castle
                                 Title:   Senior Vice President

                                                                       EXHIBIT A
                             TIME SENSITIVE MATERIAL

THIS NOTICE AND QUESTIONNAIRE MUST BE RETURNED TO INFOCROSSING, INC. (AT THE ADDRESS LISTED BELOW) ON OR BEFORE THE 20TH DATE FOLLOWING DELIVERY OF THE NOTICE AND QUESTIONNAIRE BY INFOCROSSING, INC. TO THE TRUSTEE AND THE REGISTERED HOLDER

             FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

         The undersigned beneficial owner of 4.00% Convertible Senior Notes due 2024 (CUSIP No. ) (the "Notes") of Infocrossing, Inc. (the "Company") or shares of common stock, $.01 par value per share, issuable upon conversion thereof (the "CONVERSION SHARES" and together with the NOTES, the "TRANSFER RESTRICTED SECURITIES") of the Company understands that the Company has filed, or intends to file, with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (the "SHELF REGISTRATION STATEMENT"), for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "SECURITIES ACT"), of the Transfer Restricted Securities in accordance with the terms of the Resale Registration Rights Agreement, dated as of June 30, 2004 (the "REGISTRATION RIGHTS AGREEMENT"), between the Company and Lehman Brothers Inc. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein have the meaning ascribed thereto in the Registration Rights Agreement.

         Each beneficial owner of Transfer Restricted Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Transfer Restricted Securities pursuant to the Shelf Registration Statement, a beneficial owner of Transfer Restricted Securities generally will be required to be named as a selling securityholder in the related Prospectus, deliver a Prospectus to purchasers of Transfer Restricted Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions, as described below). Beneficial owners are encouraged to complete and deliver this Notice and Questionnaire prior to the effectiveness of the Shelf Registration Statement so that such beneficial owners may be named as selling securityholders in the related prospectus at the time of effectiveness. Upon receipt of a completed Notice and Questionnaire from a beneficial owner following the effectiveness of the Shelf Registration Statement, the Company will, as promptly as practicable, file such amendments to the Shelf Registration Statement or supplements to the related prospectus as are necessary to permit such holder to deliver such prospectus to purchasers of Transfer Restricted Securities. The Company has agreed to pay additional interest pursuant to the Registration Rights Agreement under certain circumstances as set forth therein.

         Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and the related Prospectus. Accordingly, holders and beneficial owners of Transfer Restricted Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related Prospectus.

                                     NOTICE

         The undersigned beneficial owner (the "SELLING SECURITYHOLDER") of Transfer Restricted Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Transfer Restricted Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

         Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company, the Company's directors, the Company's officers who sign the Shelf Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against certain losses arising in connection with statements concerning the undersigned made in the Shelf Registration Statement or the related Prospectus in reliance upon the information provided in this Notice and Questionnaire.

         Upon any sale of Transfer Restricted Securities pursuant to a Shelf Registration Statement, the Selling Securityholder will be required to deliver to the Company and the trustee for the NOTES the Notice to Transfer (completed and signed) set forth in Exhibit 1 to this Notice and Questionnaire.

         The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

                                  QUESTIONNAIRE

1.       INFORMATION REGARDING SELLING SECURITYHOLDER

         (a) Full legal name of Selling Securityholder: _______________________

         (b) Full legal name of registered holder (if not the same as (a) above) through which Transfer Restricted Securities listed in Item (3) below are held:
                   ----------------------------------------------------------

         (c) Full legal name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

         (d) Is the Selling Securityholder an SEC-reporting company? If the Selling Securityholder is not an SEC-reporting company, list below the individual or individuals who exercise dispositive powers with respect to the Notes, and the voting and/or dispositive powers with respect to the common stock underlying the Notes: ____________________________________

         (e) Are you a broker-dealer registered pursuant to Section 15 of the Exchange Act?

                   | |  Yes.

                   | |  No.

                   Note: If yes, the SEC's staff has indicated that you should be identified as an underwriter in the Shelf Registration Statement.

         (f) If your response to Item 1(e) above is "no," are you an "affiliate" of a broker-dealer registered pursuant to Section 15 of the Exchange Act?

                   | |  Yes.

                   | |  No.

                   For purposes of this Item 1(f), an "affiliate" of a registered broker-dealer shall include any company that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such broker-dealer, and does not include any individuals employed by such broker-dealer or its affiliates.

         (g) If you are an affiliate of a broker-dealer, do you certify that you bought the Transfer Restricted Securities to be resold, and at the time of the purchase of the Transfer Restricted Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Transfer Restricted Securities.

                   | |  Yes.

                   | |  No.

                   Note: If no, the SEC's staff has indicated that you should be identified as an underwriter in the Shelf Registration Statement.

         (h) Full legal name of person through which you hold the Transfer Restricted Securities - (i.e. name of your broker or the DTC participant, if applicable, through which your Transfer Restricted Securities are held):

                   Name of broker:  ___________________________________________

                   DTC No:  _________________________________________________

                   Contact person:  ____________________________________________

                   Telephone No. (including area code):  _______________________

                   Email address:  _____________________________________________

2.       ADDRESS FOR NOTICES TO SELLING SECURITYHOLDER

         Telephone:  ____________________________

         Fax:  _________________________________

         Contact Person:  ________________________

         Email address:  ________________________________

3.       BENEFICIAL OWNERSHIP OF TRANSFER RESTRICTED SECURITIES

         (a) Type of Transfer Restricted Securities beneficially owned, and principal amount of NOTES or number of Conversion Shares of the Company, as the case may be, beneficially owned:

                   ----------------------------

         (b) CUSIP No(s). of such Transfer Restricted Securities beneficially owned:
                   -------------------

4. BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES OWNED BY THE SELLING SECURITYHOLDER

          Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of the Company other than the Transfer Restricted Securities listed above in Item (3) ("OTHER SECURITIES").

         (a) Type and amount of Other Securities beneficially owned by the Selling Securityholder:
                   --------------------------------------------

         (b) CUSIP No(s). of such Other Securities beneficially owned:
                   ---------------------------------------------------------

5.       RELATIONSHIP WITH THE COMPANY

          (a) Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

6.       SHORT POSITIONS:

          (a) Do you currently have, or have you previously had, any open short positions with respect to the Company's common stock?

          | | Yes.

          | | No.

         THE COMPANY HEREBY ADVISES YOU THAT, ACCORDING TO PUBLISHED INTERPRETATIONS, THE SEC'S STAFF IS OF THE VIEW THAT SHORT SALES CANNOT BE MADE BEFORE THE SHELF REGISTRATION STATEMENT BECOMES EFFECTIVE BECAUSE THE SHARES UNDERLYING THE SHORT SALE ARE DEEMED TO BE SOLD AT THE TIME SUCH SALE IS MADE. THERE WOULD, THEREFORE, BE A VIOLATION OF
         SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED, IF THE SHARES WERE EFFECTIVELY SOLD PRIOR TO THE EFFECTIVE DATE.

         SELLING SECURITYHOLDERS ARE HEREBY REMINDED THAT REGULATION M OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, PROHIBITS CERTAIN ACTIVITIES BY SELLING SECURITYHOLDERS AND CERTAIN OTHER PERSONS IN CONNECTION WITH A DISTRIBUTION OF SECURITIES. SELLING SECURITYHOLDERS ARE HEREBY ADVISED TO CONSULT THEIR OWN LEGAL COUNSEL WITH REGARD TO THESE PROHIBITIONS.

7.       PLAN OF DISTRIBUTION

         Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Transfer Restricted Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all). Such Transfer Restricted Securities may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents. If the Transfer Restricted Securities are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent's commissions. Such Transfer Restricted Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions):

(i) on any national securities exchange or quotation service on which the Transfer Restricted Securities may be listed or quoted at the time of sale;

(ii) in the over-the-counter market;

(iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

(iv) through the writing of options.

         In connection with sales of the Transfer Restricted Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Transfer Restricted Securities and deliver Transfer Restricted Securities to close out such short positions, or loan or pledge Transfer Restricted Securities to broker-dealers that in turn may sell such securities.

         State any exceptions here:  ___________________________________________

         -----------------------------------------------------------------------

         Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Transfer Restricted Securities without the prior agreement of the Company.

8.       ACKNOWLEDGMENTS

         The undersigned acknowledges that it understands its obligation to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Transfer Restricted Securities pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

         The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein. Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Securityholders against certain liabilities.

         In accordance with the undersigned's obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth above.

         By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to items (1) through (8) above and the inclusion of such information in the Shelf Registration Statement and the related Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Shelf Registration Statement and the related Prospectus.

         Once this Notice and Questionnaire is executed by the undersigned and received by the Company, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Company and the undersigned with respect to the Transfer Restricted Securities beneficially owned by the undersigned and listed in Item (3) above.

         This Notice and Questionnaire shall be governed in all respects by the laws of the State of New York.

         IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

                                      Beneficial Owner



                                      By: ________________________________
                                      Name:
                                      Title:

Dated:

         PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO INFOCROSSING, INC. NOT LATER THAN THE 20TH DAY AFTER THIS NOTICE AND QUESTIONNAIRE HAVE BEEN DELIVERED TO THE TRUSTEE AND THE REGISTERED HOLDER AT:

                                    Secretary
                               Infocrossing, Inc.
                            2 Christie Heights Street
                            Leonia, New Jersey 07605
                            Telephone: (201) 840-4700
                            Facsimile: (201) 840-7126

                                                                      EXHIBIT 1



              NOTICE TO TRANSFER PURSUANT TO REGISTRATION STATEMENT



Infocrossing, Inc.
2 Christie Heights Street
Leonia, New Jersey 07605

Re: Infocrossing, Inc. (the "Company") 4.00% Convertible Senior Notes due 2024 (the "Notes")

Ladies and Gentlemen:

         Please be advised that ________________has transferred $______________ aggregate principal amount of the above-referenced Notes of the Company or the common stock issued on conversion of the Notes (the "Common Stock"), pursuant to the Registration Statement on Form S-3 (File No._____) filed by the Company.

         We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied with respect to the transfer described above and the above named beneficial owner of the Notes or the Common Stock is named as a selling securityholder in the prospectus dated _______, or in amendments or supplements thereto, and that the aggregate principal amount of the Notes or number of the Common Stock transferred are [all or a portion of] the Notes or the Common Stock listed in such prospectus, as amended or supplemented, opposite such owner's name.


                                      Very truly yours,

                                      [name]

                                      By:   ____________________________________
                                                    (Authorized Signature)

Dated: